Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use of our report, dated February 11, 2014 relating to the proved oil and gas reserves of Escalera Resources Co. as of December 31, 2013, to the information derived from such reports and to the reference to this firm as an expert in the Form S-3/A Registration Statement and prospectus.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

September 11, 2014